Exhibit 99.1
Contacts:

Julie Wood	Matthew K. Fust
Vice President, Investor Relations	Executive Vice President & Chief Financial Officer
510-597-6505	510-597-6392
Onyx Pharmaceuticals Reports Second Quarter 2009 Financial Results; Nexavar Global Net
Sales Reach $201 Million, 19% Increase Over Second Quarter 2008
Strong Topline Growth for Nexavar Drives Continued Profitability
EMERYVILLE, CA — August 4, 2009 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the second quarter 2009. Global Nexavar net sales as reported by Onyx’s collaborator Bayer HealthCare Pharmaceuticals, or Bayer, were $201.0 million for the second quarter 2009, a 19% increase compared to $168.5 million in the same period in 2008. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union, Japan and other territories.
Onyx reported non-GAAP net income, excluding employee stock-based compensation expense, of $15.3 million, or $0.27 per diluted share, for the second quarter 2009 compared to non-GAAP net income of $8.7 million, or $0.15 per diluted share for the same period in 2008. Net income for the second quarter 2009 was primarily driven by higher Nexavar sales offset by the company’s expanded clinical development efforts, increased commercial costs to support the brand and lower investment income due to current macroeconomic conditions. On a GAAP basis Onyx reported net income of $9.4 million, or $0.16 per diluted share, for the second quarter 2009 compared to net income of $4.5 million, or $0.08 per diluted share, in the same period in 2008. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income.”
“Excellent Nexavar sales performance is driving bottom-line growth and, together, these results demonstrate our continued success in building a strong business foundation for Onyx,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “Importantly, statistically significant data recently reported from our large randomized Phase 2 breast cancer trial support our belief that Nexavar has the potential to become a standard of care across a variety of additional tumor types. We believe that our growing commercial business, compelling clinical program, and strong development pipeline position Onyx to continue to grow and build value on a sustainable basis.”
Revenue from Collaboration Agreement
For the second quarter 2009, Onyx reported revenue from its Nexavar collaboration agreement of $60.2 million compared to $45.1 million for the same period in 2008. The 34% increase in revenue from collaboration agreement between periods resulted from an increase in Nexavar sales and royalty revenue and a decrease in Nexavar commercial expenses.
Operating Expenses

Onyx Reports Second Quarter 2009 Financial Results
August 4, 2009

Onyx recorded research and development expenses of $28.0 million in the second quarter 2009, compared to $23.5 million for the same period in 2008. Higher research and development expenses in the second quarter 2009 were primarily due to planned increases in the development program for Nexavar across additional tumor types, such as colorectal cancer and adjuvant liver cancer, and Onyx’s costs to further develop ONX 0801.
Research and development expenses included $1.1 million and $0.8 million of employee stock-based compensation expense for the second quarter of 2009 and 2008, respectively. Selling, general and administrative expenses were $23.5 million in the second quarter 2009, compared to $19.8 million for the same period in 2008. Higher selling, general and administrative expenses were primarily due to headcount-related expenses to support Onyx’s growth. Selling, general and administrative expenses included $4.8 million and $3.4 million of employee stock-based compensation expense for the second quarter 2009 and 2008, respectively.
Investment Income
Investment income was $1.0 million for the second quarter 2009 compared to $2.7 million in the same period in 2008. The decrease was primarily due to lower effective interest rates as a result of market conditions as well as a change in the asset allocation of Onyx’s investment portfolio.
Cash, Cash Equivalents and Marketable Securities
At June 30, 2009, cash, cash equivalents, and current and noncurrent marketable securities were $469.5 million, compared to $458.0 million at December 31, 2008. This increase was primarily due to cash provided by operations.
Six-Month Results
Nexavar net sales, as recorded by Bayer, were $379.1 million and $320.4 million for the six months ended June 30, 2009 and 2008, respectively. Excluding employee stock-based compensation expense, non-GAAP net income for the six months ended June 30, 2009 was $23.4 million, or $0.41 per diluted share, compared to non-GAAP net income of $29.4 million, or $0.52 per diluted share for the same period in 2008. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income.” For the six months ended June 30, 2009, on a GAAP basis Onyx recorded net income of $13.4 million, or $0.24 per diluted share, compared with a net income of $19.9 million, or $0.35 per diluted share, for the same period in 2008.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 4, 2009. The live webcast will be available at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 847-413-3362 and using the passcode 24875257. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 24875257 later in the day. The replay will be available through September 4, 2009.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. For more information about Onyx, visit http://www.onyx-pharm.com.

Onyx Reports Second Quarter 2009 Financial Results
August 4, 2009

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports Second Quarter 2009 Financial Results
August 4, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Revenue from collaboration agreement	$60,219	$45,072	$113,936	$93,927

Total operating revenue	$60,219	45,072	$113,936	93,927
Operating expenses:
Research and development (1)	28,022	23,498	56,842	42,052
Selling, general and administrative (1)	23,507	19,822	45,459	39,667

Total operating expenses	51,529	43,320	102,301	81,719

Income from operations	8,690	1,752	11,635	12,208

Investment income, net	972	2,662	2,092	7,933
Provision (benefit) for income taxes	288	(60)	288	249

Net income	$9,374	$4,474	$13,439	$19,892

Net income per share:
Basic	$0.16	$0.08	$0.24	$0.36

Diluted	$0.16	$0.08	$0.24	$0.35

Shares used in computing net income per share:
Basic	56,890	55,675	56,803	55,531

Diluted	57,110	56,472	57,178	56,534

(1) Includes employee stock-based compensation charges of:
Research and development	$1,117	$809	$1,769	$1,389
Selling, general, and administrative	4,842	3,444	8,193	8,080

Total employee stock-based compensation	$5,959	$4,253	$9,962	$9,469

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Nexavar product revenue, net (as recorded by Bayer)	$200,983	$168,520	$379,052	$320,416

Revenue subject to profit sharing (as recorded by Bayer)	$181,345	$156,547	$348,319	$308,443
Combined cost of goods sold, distribution, selling, general and administrative expenses	74,343	80,135	146,222	142,838

Combined collaboration commercial profit	107,002	76,412	202,097	165,605

Onyx’s share of collaboration commercial profit	53,501	38,206	101,049	82,803
Reimbursement of Onyx’s shared marketing expenses	5,344	6,028	10,736	10,286
Royalty revenue	1,374	838	2,151	838

Revenue from collaboration agreement	$60,219	$45,072	$113,936	$93,927

Onyx Reports Second Quarter 2009 Financial Results
August 4, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30,	Dec. 31,
	2009	2008
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$431,742	$418,424
Other current assets	53,525	43,635

Total current assets	485,267	462,059
Property and equipment, net	2,724	3,363
Marketable securities, non-current	37,759	39,622
Other assets	4,740	4,723

Total assets	$530,490	$509,767

Liabilities and stockholders’ equity
Current liabilities	21,367	33,304
Other long-term liabilities	1,074	1,263
Stockholders’ equity	508,049	475,200

Total liabilities and stockholders’ equity	$530,490	$509,767

(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008.

Onyx Reports Second Quarter 2009 Financial Results
August 4, 2009

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP net income	$9,374	$4,474	$13,439	$19,892
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	5,959	4,253	9,962	9,469

Non-GAAP net income (3)	$15,333	$8,727	$23,401	$29,361

GAAP diluted net income per share	$0.16	$0.08	$0.24	$0.35
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	0.11	0.07	0.17	0.17

Non-GAAP diluted net income per share (3)	$0.27	$0.15	$0.41	$0.52

Diluted shares	57,110	56,472	57,178	56,534

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income and non-GAAP diluted net income per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following item from GAAP net income and diluted EPS:

(4)	Employee stock-based compensation under FAS 123R: Onyx management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
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